EXHIBIT 99.1                                             [NATIONWIDE LETTERHEAD]

INVESTOR CONTACT:
-----------------
Kevin G. O'Brien
Investor Relations Officer
614-677-5331

MEDIA CONTACT:
--------------
Bryan Haviland
Director, Public Relations
614-677-7767

OCTOBER 24, 2000

                    NATIONWIDE FINANCIAL REPORTS 19% INCREASE
                       IN THIRD QUARTER OPERATING EARNINGS

          THIRD QUARTER RESULTS IN RECORD EARNINGS AND RETURN ON EQUITY

COLUMBUS, OHIO-- Nationwide Financial Services, Inc. (NYSE: NFS), a leading provider of personalized long-term savings and retirement products, today reported strong growth in earnings, sales, and assets for the third quarter of 2000. Highlights include the following:

         o Net operating income, which excludes after-tax net realized investment gains/losses, increased 19 percent to $118.6 million or $0.92 per diluted share for the quarter. Net income for the quarter was $116.7 million or $0.91 per diluted share. Net operating income for the third quarter of 1999 was $99.3 million or $0.77 per diluted share and net income was $103.3 million or $0.80 per diluted share.

         o Operating revenues of $804.2 million for the third quarter increased by 13 percent compared to $710.2 million reported a year ago.

         o The variable annuity surrender rate, adjusted for internal exchange and transfer activity, was 12.8 percent compared to
                  12.6 percent for the second quarter. The slight increase in the rate is attributed to case withdrawals in the public sector business.

         o Operating return on equity reached a record level of 17.3 percent, a marked improvement from 16.7 percent for the third quarter last year.

         o Core sales, including life and annuity premiums, sales of mutual funds, and deposits in administered asset products, reached $4.5 billion for the quarter, a 12 percent increase from the third quarter of 1999.

         o Customer funds managed and administered totaled $115.8 billion at quarter end, an increase of 18 percent compared to the year ago quarter.

                                     -more-

NFS REPORTS THIRD QUARTER EARNINGS -- 2

"The strength of our third quarter results is a testimony to our diversification strategy, especially considering the tumultuous state of the stock market," said W.G. "Jerry" Jurgensen, chief executive officer. "Our strategies of maintaining multiple distribution channels and broad product offerings, allow us to grow earnings and continue to provide value to our shareholders in a variety of market conditions."

INDIVIDUAL ANNUITY, VARIABLE LIFE, AND 401(k) SALES MAINTAIN STRONG GROWTH

Individual annuity sales reached $1.8 billion for the third quarter, a 13 percent increase over the prior year. Individual annuity sales growth was led by America's FUTURE Annuity, our flagship low fee variable annuity product, which had increased sales of 27 percent over the prior year.

"The enhancements made earlier this year to the mutual fund offerings and optional features of America's FUTURE Annuity have had a significant impact on our sales results," said Joseph J. Gasper, president and chief operating officer. "America's FUTURE Annuity continues to be the best value in the variable annuity market today, offering premier money management and high quality protection features at very attractive fee levels."

Life insurance sales were $367.9 million for the third quarter, an increase of 18 percent over the prior year total of $311.0 million. Premiums from corporate owned life insurance policies were $222.9 million in the quarter, up 53 percent from $145.7 million in the year ago quarter. Individual variable life insurance premiums were up strongly, increasing 45 percent to $155.8 million compared to $107.8 million in third quarter 1999. Although sales through independent broker dealers still represent over two thirds of production, distribution of variable life products through both financial institutions and national and regional brokerage firms continue to gain momentum and boost sales growth.

"We remain very bullish on the prospects of the variable life market -- we believe variable life is just beginning its steep growth phase within what we believe will be a long product life cycle," Gasper added. "We are well positioned to grow our market share by continuing to expand distribution, providing strong sales support and focusing on streamlining the underwriting and policy issuance process."

                                     -more-

NFS REPORTS THIRD QUARTER EARNINGS -- 3

Sales of 401(k) pension plans, including both those sold in a group annuity and trust structure, increased by 18 percent in the quarter when compared to the prior year. Through September 30, 2000, 3,081 new 401(k) plans have been written, an average of 342 new plans a month. Public sector pension plan sales of $427.7 million were down from $551.0 million a year ago as the impact of the loss of some large cases impacted premium flows in the quarter.

Sales of retail mutual funds and deposits into administration-only pension accounts, excluding 401(k) trust products, were $820.9 million for the quarter, an increase of 27 percent from $645.3 million reported a year ago. The growth in sales can be attributed to an increase in new deposits into stable value funds.

SEGMENT RESULTS

STRONG ASSET GROWTH DRIVES VARIABLE ANNUITY EARNINGS TO RECORD LEVELS - Variable annuity earnings rose 19 percent in the third quarter to a record $86.5 million compared to $72.6 million in 1999. Strong revenue growth from increased policy charges was partially offset by increased amortization of deferred acquisition costs. Variable annuity assets totaled $64.0 billion at quarter end, up 23 percent, compared to $52.1 billion in the prior year. Improved sales of individual variable annuities and a stabilization of surrenders has helped drive assets higher. Return on assets for the quarter was 54 basis points compared to 53 basis points in the second quarter of 2000.

FIXED ANNUITY EARNINGS SHOW MARKED IMPROVEMENT - Fixed annuity earnings of $49.3 million for the quarter increased 12 percent when compared to $44.0 million in the prior year. Increased spread income from higher fixed annuity reserves was partially offset by increased general expense and amortization of deferred acquisition costs. Fixed account reserves ended the quarter at $16.6 billion, an increase of 3 percent compared to $16.2 billion in the prior year. The issuance of $484.2 million of funding agreements and a 16 percent increase in sales of individual fixed annuities were the key contributors to fixed reserve growth.

LIFE INSURANCE EARNINGS SURGE TO NEW LEVELS - Total life insurance earnings were $39.1 million for the quarter, up 23 percent from $31.8 million in the prior year. Earnings from variable life products reached $20.9 million for the third quarter, up 46 percent compared to $14.3 million in the third quarter of 1999. Reserves supporting variable life products now total $4.5 billion, up 61 percent from a year ago.

                                     -more-

NFS REPORTS THIRD QUARTER EARNINGS -- 4

INVESTMENT IN MONEY MANAGEMENT BUSINESS REFLECTED IN ASSETS MANAGED AND ADMINISTERED EARNINGS - Earnings from the assets managed and administered segment were $0.5 million in the quarter, down from $6.7 million a year ago. Higher expense levels in the quarter reflect the additional investments made to expand the product portfolio and retail and institutional distribution capabilities of Villanova Capital. Total assets in this segment now stand at $39.7 billion, up 16 percent, compared to $34.3 billion a year ago.

BALANCE SHEET

Total assets at September 30, 2000 grew to $98.2 billion, up from $93.1 billion at year-end 1999. Included in total assets were $71.7 billion in assets underlying variable annuities and variable life products held in separate accounts, up $4.6 billion since year-end 1999.

Shareholders' equity was $2.8 billion, or $21.90 per share, at September 30, 2000 compared to $2.5 billion or $19.35 per share at year-end 1999. Excluding the impact of unrealized appreciation/depreciation on available-for-sale securities, book value was $21.66 per share at September 30, versus $19.47 per share at year-end 1999.

DISCLOSURE POLICY

In connection with the recent adoption of new SEC rules on corporate disclosure, Nationwide Financial is changing its procedures for communicating and updating its expectations and forecasts for future results. Following the publication of its quarterly earnings release, Nationwide Financial will continue its current practice of having corporate representatives meet during the quarter with investors, the media, investment analysts and others. At these meetings the company may reiterate the expectations and forecasts published in the earnings release. At the same time, the company will keep its earnings release publicly available on its web site. Toward the end of each quarter, Nationwide Financial will have a "quiet period" when it no longer publishes or updates its current expectations and forecasts and company representatives will not comment concerning the company's financial results or expectations. The quiet period will extend until the day when Nationwide Financial's next earnings release is published. For the fourth quarter, the quiet period will be January 3, 2001 through January 24, 2001.

                                     -more-

NFS REPORTS THIRD QUARTER EARNINGS -- 5

BUSINESS OUTLOOK

As part of Nationwide Financial's new disclosure procedures, the Company has incorporated this business outlook section as a permanent part of its earnings release. The business outlook is intended to provide investors and analysts with management's expectations and forecasts regarding key drivers to our business. As such, the following statements are based on current business conditions and are forward-looking:

         o Operating earnings per share is expected to be within a range of $3.48 to $3.53 for the full year 2000.

         o Revenue growth is expected to be within a range of 13 to 15 percent for the full year 2000.

         o Return on equity is expected to be within a range of 16 to 17 percent for the full year 2000.

         o The equity markets, as measured by the S&P 500, and the related performance of our separate account assets is expected to achieve an annualized return of 7 to 8 percent for the balance of the year.

         o Consistent with the realization of certain tax minimization strategies in the current quarter, the effective tax rate for fourth quarter is expected to be approximately 29 percent.

The ability of the Company to meet the indicated expectations and forecasts is subject to the factors described in the forward looking information section below. Prior to the start of the quiet period, investors can continue to rely on the earnings release and web site as still being Nationwide Financial's current expectations on matters covered, unless the company publishes a notice stating otherwise.

EARNINGS CONFERENCE CALL

Management of Nationwide Financial will host a conference call on October 25, 2000 at 10:00 am ET to discuss third quarter 2000 earnings. To listen to the call, dial 1-719-457-2641 and enter conference code 892162. The call will also be broadcast live over the internet with a link available on the Company's web site. For those unable to listen to the call live, an audio archive and transcript will be available on the Company's web site within 48 hours.

                                     -more-

NFS REPORTS THIRD QUARTER EARNINGS -- 6

Columbus-based Nationwide Financial is the holding company for the retirement savings operations of Nationwide which owns 81.5 percent of the outstanding common shares of NFS. The major operating subsidiary of NFS is Nationwide Life Insurance Company, the country's 10th largest life insurer. To obtain investor materials, including the Company's 1999 annual report, Form10-K, and other corporate announcements, please call our toll-free investor information line at
(877) NFS-NYSE or visit our web site at WWW.NATIONWIDEFINANCIAL.COM.

FORWARD LOOKING INFORMATION

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) Nationwide Corporation's control of the Company through its beneficial ownership of approximately 97.8 percent of the combined voting power of all the outstanding common stock and approximately 81.5 percent of the economic interest in the Company; (ii) the Company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends;
(iii) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the FASB;
(iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (ix) changes in interest rates and the stock markets causing a reduction of investment income or asset fees, reduction in the value of the Company's investment portfolio or a reduction in the demand for the Company's products; (x) general economic and business conditions which are less favorable than expected; (xi) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical rating organizations or A.M. Best Company, Inc., and (xii) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.

                                EXHIBIT 1 TO THIRD QUARTER EARNINGS ANNOUNCEMENT
                                ------------------------------------------------

NATIONWIDE FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS

                                                            QUARTERS ENDED            NINE MONTHS ENDED
                                                             SEPTEMBER 30                SEPTEMBER 30

($ in millions)                                          2000           1999         2000           1999
                                                       ---------     ---------     ---------      ---------
GAAP REVENUES BY SEGMENT
  Variable annuity                                     $   195.1     $   159.4     $   571.4      $   458.0
  Fixed annuity                                            325.7         292.1         975.5          866.0
  Life insurance                                           187.5         162.5         549.7          466.9
  Assets managed and administered                           48.9          42.5         140.8          114.0
  Corporate and other                                       47.0          53.7         153.6          148.2
                                                       ---------     ---------     ---------      ---------
    TOTAL OPERATING REVENUES                               804.2         710.2       2,391.0        2,053.1
  Net realized investment gains (losses)                    (2.9)          6.2         (16.3)          (7.1)
                                                       ---------     ---------     ---------      ---------
    TOTAL REVENUES                                     $   801.3     $   716.4     $ 2,374.7      $ 2,046.0
                                                       =========     =========     =========      =========

TOTAL SALES
  Individual annuity deposits                          $ 1,604.3     $ 1,203.7     $ 5,013.8      $ 3,704.6
  Group annuity deposits                                 1,228.6       1,276.5       4,433.4        3,864.2
                                                       ---------     ---------     ---------      ---------
                Subtotal variable annuity deposits       2,832.9       2,480.2       9,447.2        7,568.8
  Individual annuity deposits                              678.3         582.7       1,988.7        1,636.8
  Group annuity deposits                                   107.5         175.5         383.4          488.3
                                                       ---------     ---------     ---------      ---------
                Subtotal fixed annuity deposits            785.8         758.2       2,372.1        2,125.1

Life insurance premiums (excluding BOLI)                   367.9         311.0       1,075.2          763.4
                                                       ---------     ---------     ---------      ---------
   TOTAL CORE PREMIUMS AND DEPOSITS                    $ 3,986.6     $ 3,549.4     $12,894.5      $10,457.3
Non-insurance sales                                      1,006.3         671.3       1,555.7        1,439.1
Internal exchanges                                        (451.3)       (169.7)     (1,344.8)        (425.3)
                                                       ---------     ---------     ---------      ---------
               TOTAL CORE SALES                        $ 4,541.6     $ 4,051.0     $13,105.4      $11,471.1
Bank owned life insurance (BOLI)                              --            --         328.7           86.7
Institutional products                                     484.2         316.9         808.7          316.9
Corporate and other                                        103.8          92.1         239.7          282.2
                                                       ---------     ---------     ---------      ---------
                TOTAL SALES                            $ 5,129.6     $ 4,460.0     $14,482.5      $12,156.9
                                                       =========     =========     =========      =========

NET OPERATING INCOME(1)
Pre-tax operating results:
  Variable annuity                                     $    86.5     $    72.6     $   253.3      $   207.8
  Fixed annuity                                             49.3          44.0         141.7          132.8
  Life insurance                                            39.1          31.8         108.9           90.1
  Assets managed and administered                            0.5           6.7           6.1           19.4
  Corporate and other                                       (8.3)         (5.8)        (22.8)         (18.7)
                                                       ---------     ---------     ---------      ---------
     Pretax operating income                               167.1         149.3         487.2          431.4
Federal income taxes                                       (48.5)        (50.0)       (150.9)        (144.4)
                                                       ---------     ---------     ---------      ---------
NET OPERATING INCOME                                       118.6          99.3         336.3          287.0
After-tax net realized investment gains (losses)            (1.9)          4.0         (10.6)          (4.5)
                                                       ---------     ---------     ---------      ---------
NET INCOME                                             $   116.7     $   103.3     $   325.7      $   282.5
                                                       =========     =========     =========      =========

                                EXHIBIT 2 TO THIRD QUARTER EARNINGS ANNOUNCEMENT
                                ------------------------------------------------

NATIONWIDE FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS
                                                      SEPTEMBER 30    DECEMBER 31
($ in millions, except per share data)                    2000           1999
                                                       ----------     ----------
CUSTOMER FUNDS MANAGED AND ADMINISTERED
  Variable annuity                                     $ 64,043.4     $ 61,224.0
  Fixed annuity                                          16,612.9       16,591.9
  Life insurance                                          7,108.6        5,913.8
  Corporate and other                                     4,618.4        4,977.7
                                                       ----------     ----------
    TOTAL INSURANCE RESERVES                           $ 92,383.3     $ 88,707.4
  Retail mutual funds                                     3,177.0        3,346.0
  Stable value funds                                      9,789.0        9,484.0
  Net assets administered                                10,482.6        9,610.0
                                                       ----------     ----------
    TOTAL CUSTOMER FUNDS MANAGED AND ADMINISTERED      $115,831.9     $111,147.4
                                                       ==========     ==========

                                                          SEPTEMBER 30  DECEMBER 31
                                                              2000         1999
                                                          ------------  -----------
BOOK VALUE PER SHARE
With available-for-sale securities at fair value             $21.90       $19.35
With available-for-sale securities at cost                   $21.66       $19.47
                                                             ======       ======

                                EXHIBIT 3 TO THIRD QUARTER EARNINGS ANNOUNCEMENT
                                ------------------------------------------------

NATIONWIDE FINANCIAL SERVICES, INC.
CONSOLIDATED INCOME STATEMENTS
                                                         QUARTERS ENDED         NINE MONTHS ENDED
                                                          SEPTEMBER 30              SEPTEMBER 30
($ in millions, except per share data)                 2000         1999        2000           1999
                                                     ---------    ---------   ---------      ---------
REVENUES
  Investment product and universal life
    Product policy charges                           $   285.1    $   231.5   $   824.1      $   655.9
  Traditional life insurance premiums                     51.7         51.5       180.7          153.9
  Net investment income                                  416.7        382.3     1,239.1        1,122.4
  Other income                                            50.7         44.9       147.1          120.9
                                                     ---------    ---------   ---------      ---------
    TOTAL OPERATING REVENUES                             804.2        710.2     2,391.0        2,053.1
                                                     ---------    ---------   ---------      ---------

BENEFITS AND EXPENSES
  Interest credited                                      292.4        272.4       878.1          803.6
  Other benefits and claims                               56.2         51.4       185.2          146.2
  Policyholder dividends                                   8.3          8.7        31.8           30.5
  Amortization of deferred policy
     acquisition costs                                    91.0         68.5       263.0          196.1
  Other operating expenses                               177.4        148.1       510.3          409.9
  Interest expense                                        11.8         11.8        35.4           35.4
                                                     ---------    ---------   ---------      ---------
    TOTAL BENEFITS AND EXPENSES                          637.1        560.9     1,903.8        1,621.7
                                                     ---------    ---------   ---------      ---------

INCOME BEFORE FEDERAL INCOME TAX EXPENSE                 167.1        149.3       487.2          431.4

Federal income tax expense                                48.5         50.0       150.9          144.4
                                                     ---------    ---------   ---------      ---------
NET OPERATING INCOME                                     118.6         99.3       336.3          287.0

  After-tax realized investment gains (losses)            (1.9)         4.0       (10.6)          (4.5)
                                                     ---------    ---------   ---------      ---------
NET INCOME                                           $   116.7    $   103.3   $   325.7      $   282.5
                                                     =========    =========   =========      =========

DILUTED EARNINGS PER SHARE(1)
Net operating income                                 $    0.92    $    0.77   $    2.61      $    2.23
After-tax net realized investment gains (losses)         (0.01)        0.03       (0.08)         (0.03)
                                                     ---------    ---------   ---------      ---------
Net income                                           $    0.91    $    0.80   $    2.53      $    2.20
                                                     =========    =========   =========      =========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                                  128.7        128.5       128.7          128.5
                                                     =========    =========   =========      =========
  Diluted                                                129.0        128.6       128.8          128.6
                                                     =========    =========   =========      =========

(1)Net operating income excludes after-tax net realized investment gains and losses.

                                EXHIBIT 4 TO THIRD QUARTER EARNINGS ANNOUNCEMENT
                                ------------------------------------------------

NATIONWIDE FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
                                                      SEPTEMBER 30,  DECEMBER 31,
($ in millions)                                          2000            1999
                                                      -------------  ------------
ASSETS
Investments:
  Fixed maturity securities, at fair value             $14,857.3      $15,296.5
  Equity securities, at fair value                         132.5           96.4
  Mortgage loans on real estate, net                     6,113.0        5,786.3
  Real estate, net                                         285.6          254.8
  Policy loans                                             578.7          519.6
  Other long-term investments                               99.5           73.8
  Short-term investments                                   752.5          560.5
                                                       ---------      ---------
    TOTAL INVESTMENTS                                   22,819.1       22,587.9
Cash and cash equivalents                                   27.6           22.5
Accrued investment income                                  248.7          238.7
Deferred policy acquisition costs                        2,818.5        2,555.8
Other assets                                               618.1          493.8
Assets held in separate accounts                        71,710.4       67,155.3
                                                       ---------      ---------
               TOTAL ASSETS                            $98,242.4      $93,054.0
                                                       =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Future policy benefits and claims                    $21,864.8      $21,868.3
  Other liabilities                                      1,250.0          944.9
  Senior debt                                              298.4          298.4
  Liabilities related to separate accounts              71,710.4       67,155.3
                                                       ---------      ---------
    TOTAL LIABILITIES                                   95,123.6       90,266.9
                                                       ---------      ---------
Company-obligated mandatorily-redeemable capital
   and preferred securities of subsidiary trusts           300.0          300.0
                                                       ---------      ---------
Shareholders' equity:
  Class A common shares                                      0.2            0.2
  Class B common shares                                      1.0            1.0
  Additional paid-in capital                               640.4          634.9
  Retained earnings                                      2,151.5        1,867.4
  Accumulated other comprehensive income                    30.8          (15.5)
  Other                                                     (5.1)          (0.9)
                                                       ---------      ---------
    TOTAL SHAREHOLDERS' EQUITY                           2,818.8        2,487.1
                                                       ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $98,242.4      $93,054.0
                                                       =========      =========